EXHIBIT 99.1

Investor Relations Contact: David Humphrey

Title: Vice President — Investor Relations

Phone: 479-785-6200

Email: dhumphrey@arcb.com

ArcBest® Declares an $0.08/Share Quarterly Dividend

FORT SMITH, Arkansas, October 30, 2018 — The Board of Directors of ArcBest® (Nasdaq: ARCB) has declared a quarterly cash dividend of eight cents ($0.08) per share to holders of record of its Common Stock, $0.01 par value, on November 13, 2018, payable on November 27, 2018.

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver integrated solutions. We’ll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair. At ArcBest, we’re More Than LogisticsSM. For more information, visit arcb.com.

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